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                                                                      EXHIBIT 23


                                IMAX CORPORATION


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720, No. 333-30970; No.
333-44412), and (ii) the Post-Effective Amendment No. 1 to Form S-8 (No. 333-5720), and (iii) the Registration Statement on Form S-3 (No. 333-107047), as amended, and (iv) the Registration Statement on Form S-4 (No. 333-113141), as amended, of IMAX Corporation of our report dated March 10, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Toronto, Ontario
March 10, 2005